                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

       [ ] Preliminary Proxy Statement

       [ ] Confidential, For Use of the Commission
           Only (as permitted by Rule 14a-6(e)(2))

       [X] Definitive Proxy Statement

       [ ] Definitive Additional Materials

       [ ] Soliciting Material under Rule 14a-12

                       Bottomline Technologies (de), Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

       [X] No fee required.

       [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
           0-11.

           (1) Title of each class of securities to which transaction applies:
                       --------------------------------------------------------

           (2) Aggregate number of securities to which transaction
               applies:
                       --------------------------------------------------------

           (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

           (4) Proposed maximum aggregate value of transaction:
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           (5) Total fee paid:
                              -------------------------------------------------

       [ ] Fee paid previously with preliminary materials:

       [ ] Check box if any part of the fee is offset as provided by Exchange
           Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

           (1) Amount previously paid:
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           (2) Form, Schedule or Registration Statement No.:
                                                            -------------------

           (3) Filing Party:
                            ---------------------------------------------------

           (4) Date Filed:
                          -----------------------------------------------------

                      BOTTOMLINE TECHNOLOGIES (de), INC.
                              325 Corporate Drive
                        Portsmouth, New Hampshire 03801

                   Notice of Annual Meeting of Stockholders
                        To be held on November 21, 2002

   To the stockholders of Bottomline Technologies (de), Inc.:

   The annual meeting of stockholders of Bottomline Technologies (de), Inc., a Delaware corporation, will be held on Thursday, November 21, 2002 at 3:00 p.m., local time, at the Sheraton Harborside Portsmouth Hotel, 250 Market Street, Portsmouth, New Hampshire 03801, for the purpose of considering and voting upon the following matters:

    1. To elect three Class I directors for the ensuing three years;

    2. To ratify the selection of Ernst & Young LLP as independent auditors of the company for the current fiscal year; and

    3. To transact such other business as may properly come before the annual meeting, including any postponements or adjournments thereof.

   Our board of directors has no knowledge of any other business to be transacted at the annual meeting.

   We are enclosing a copy of our annual report to stockholders for the fiscal year ended June 30, 2002 with the proxy statement that accompanies this notice of meeting. The annual report contains consolidated financial statements and other information of interest to you.

   Holders of record of our common stock at the close of business on September 23, 2002 are entitled to receive this notice and to vote at the annual meeting.

   We urge you to attend the annual meeting in person. However, in order to make sure that you are represented at the annual meeting, we also urge you to complete, sign and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope.

                                          By order of the Board of Directors,

                                          /s/  Daniel M. McGurl

                                          Daniel M. McGurl
                                          Chairman of the Board of Directors

October 25, 2002
Portsmouth, New Hampshire

                      BOTTOMLINE TECHNOLOGIES (de), INC.
                              325 Corporate Drive
                        Portsmouth, New Hampshire 03801

                                Proxy Statement

                    For the Annual Meeting of Stockholders
                        To be held on November 21, 2002

   This proxy statement is furnished to you in connection with the solicitation of proxies by our board of directors for the annual meeting of stockholders to be held on Thursday, November 21, 2002 at 3:00 p.m., local time, at the Sheraton Harborside Portsmouth Hotel, 250 Market Street, Portsmouth, New Hampshire 03801, including any postponements or adjournments thereof.

   The notice of the annual meeting, this proxy statement, our annual report to stockholders for the fiscal year ended June 30, 2002, which we sometimes refer to as "fiscal 2002," and the enclosed proxy are first being mailed to stockholders on or about October 28, 2002.

Voting of Proxies

   All shares held by stockholders who are entitled to vote and who are represented at the annual meeting by properly executed proxies received prior to or at the annual meeting will be voted in accordance with the instructions indicated on the proxy card, unless it is revoked prior to the vote. If a proxy card does not specify how the proxy is to be voted with respect to a particular matter, the shares will be voted "FOR" approval of the matter.

   A proxy may be revoked before it is used to cast a vote. To revoke a proxy, a stockholder must:

  . file with the corporate secretary of the company, at or before the taking of the vote, a written notice of revocation bearing a later date than the proxy;

  . duly execute a later dated proxy relating to the same shares and deliver it to the corporate secretary of the company before the taking of the vote; or

  . attend the annual meeting and vote in person. Attendance at the annual meeting, if a stockholder does not vote, will not be sufficient to revoke a proxy.

   Any written notice of revocation or subsequent proxy should be sent to us at the following address: Bottomline Technologies (de), Inc., 325 Corporate Drive, Portsmouth, New Hampshire 03801, Attention: Corporate Secretary.

   If a stockholder indicates on a proxy that the shares should be voted "FOR" approval of the matters presented at the annual meeting, the proxies will have discretion to vote the shares on any other matters which are properly presented at the annual meeting for consideration, including a motion to adjourn the annual meeting to another time or place for the purpose of soliciting additional proxies, unless a stockholder withholds authorization for the proxies to use their discretion.

Stockholders Entitled to Vote

   Our board of directors has fixed September 23, 2002 as the record date for determination of stockholders entitled to vote at the annual meeting. Only holders of record of our common stock at the close of business on the record date are entitled to notice of and to vote at the annual meeting. On September 23, 2002, there were 15,524,368 shares of our common stock outstanding and entitled to vote. Each share of common stock will have one vote for each matter to be voted upon at the annual meeting.

Votes Required

   The holders of a majority of the shares of common stock issued and outstanding and entitled to vote at the annual meeting will constitute a quorum for the transaction of business at the annual meeting. Shares of common stock present in person or represented by proxy, including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval, will be counted for purposes of determining whether a quorum is present at the annual meeting.

   If a broker does not have discretionary voting authority to vote shares for which it is the holder of record with respect to a particular matter at the annual meeting, the shares cannot be voted by the broker, although they will be counted in determining whether a quorum is present. Accordingly, these broker non-votes and abstentions would have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast on that matter (such as the election of the Class I directors and the ratification of the selection of our independent auditors).

   The affirmative vote of the holders of shares representing at least a plurality of the votes cast by the holders of our common stock entitled to vote at the annual meeting is required for the election of the Class I directors. The affirmative vote of the holders of shares representing at least a majority of the votes cast by the holders of our common stock entitled to vote at the annual meeting is required for the ratification of the selection of our independent auditors for the current fiscal year ending June 30, 2003.

Security Ownership of Certain Beneficial Owners and Management

   The following table sets forth information, as of September 30, 2002, regarding the beneficial ownership of shares of our common stock by (a) each person or entity known by us to own beneficially more than 5% of the outstanding shares of our common stock, (b) each of the "named executive officers," as described in the Summary Compensation Table below, (c) each director and director nominee of the company, and (d) the directors and executive officers of the company as a group. The address of each of our directors and named executive officers is c/o Bottomline Technologies (de), Inc., 325 Corporate Drive, Portsmouth, New Hampshire 03801. The address of Rowan Nominees Limited is c/o Mercury Asset Management, 33 King William Street, London EC4R 9AS, England.

   Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, which we sometimes refer to as the "SEC," and generally includes voting power and/or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days of September 30, 2002 are deemed outstanding for purposes of computing the percentage beneficially owned by the person holding the options or warrants, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated by footnote, we believe that the persons named in this table, based on information provided by them, have sole voting and investment power with respect to the shares of common stock indicated.

                                                                                         Options and
                                                                                         /or Warrants
                                                                                      Included in Shares
                                                            Shares Beneficially Owned Beneficially Owned
                                                            ------------------------  ------------------
Name of Beneficial Owner                                     Number       Percent           Number
------------------------                                      ---------   -------     ------------------
5% Stockholders
Rowan Nominees Limited..................................... 1,557,809       9.9%            66,926

Directors and Executive Officers
Daniel M. McGurl(1)........................................ 1,378,126       8.7%           159,376
Joseph L. Mullen...........................................   386,169       2.4%           176,563
Robert A. Eberle...........................................   256,774       1.6%           227,502
Peter S. Fortune...........................................    80,144         *             15,937
Joseph L. Barry, Jr........................................   192,675       1.2%            52,500
William O. Grabe........................................... 2,786,700      17.9%                --
Dianne Gregg...............................................    27,250         *             26,250
James L. Loomis............................................ 1,005,750       6.4%            45,000
James W. Zilinski..........................................    76,500         *             52,500
All directors and executive officers as a group (9 persons) 6,190,088      37.8%           755,628

--------
*  Represents less than 1% of the outstanding shares of common stock.

(1)1,218,750 of these shares are held by a family limited partnership. Mr. McGurl disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

                   PROPOSAL 1--ELECTION OF CLASS I DIRECTORS

   We have three classes of directors, currently consisting of three Class I directors, three Class II directors and two Class III directors. At each annual meeting, directors are elected for a full term of three years to succeed those whose terms are expiring. The terms of the three classes are staggered in a manner so that only one class is elected by stockholders annually. Mr. Joseph
L. Barry, Jr., Mr. Robert A. Eberle and Ms. Dianne Gregg are currently serving as Class I directors. The Class I directors elected this year will serve as members of our board of directors until the 2005 annual meeting of stockholders, or until their respective successors are elected and qualified.

   The persons named in the enclosed proxy will vote to re-elect Mr. Barry, Mr. Eberle and Ms. Gregg as Class I directors unless the proxy is marked otherwise. Mr. Barry, Mr. Eberle and Ms. Gregg have indicated their willingness to serve on our board of directors, if elected; however, if any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee designated by our board of directors. Our board of directors has no reason to believe that Mr. Barry, Mr. Eberle or Ms. Gregg would be unable to serve if elected.

   Set forth below for each director, including the Class I director nominees, is information as of September 30, 2002 with respect to his or her (a) name and age, (b) positions and offices at the company, (c) principal occupation and business experience during at least the past five years, (d) directorships, if any, of other publicly held companies and (e) the year such person became a director of the company.

                                  Director       Principal Occupation, Other Business Experience
        Name               Age     Since        During the Past Five Years and Other Directorships
        ----               ---    -------- -------------------------------------------------------------
Class I directors, nominees to be
  elected at the annual meeting
  (terms expiring in 2005)

Joseph L. Barry, Jr.       69       1990   Mr. Barry has served as President of Hallmark Mechanical
                                           Corp., a machinery service company, since 1990, and as
                                           President of Hallamore Corp., a transportation and rigging company, since 1956. Since 1975, Mr. Barry has served as
                                           Chairman of Northeast Concrete Products and since 1978 as
                                           co-chairman of New England Teamsters Pension Fund. Mr.
                                           Barry is also a director of Heritage Property Investment
                                           Trust, Inc., a real estate investment trust. +*#

Robert A. Eberle           41       2000   Mr. Eberle has served as Chief Operating Officer of
                                           Bottomline since April 2001 and as Executive Vice
                                           President, Chief Financial Officer and Secretary since
                                           September 1998. From September 1998 to May 2001, Mr.
                                           Eberle also served as Treasurer of Bottomline. From
                                           December 1996 to September 1998, Mr. Eberle served as
                                           Executive Vice President of Telxon Corporation, a mobile
                                           computing and wireless data company, with primary
                                           responsibility for its Technical Subsidiaries Group. From
                                           August 1993 to December 1996, Mr. Eberle held a variety of positions at Telxon Corporation and its subsidiary, Itronix
                                           Corporation.

Dianne Gregg               47       1999   From September 2001 to February 2002, Ms. Gregg served
                                           as Vice President of Leadership Initiatives for Microsoft US.
                                           In 1996, Ms. Gregg was promoted to Vice President and was
                                           made an officer of Microsoft. Ms. Gregg joined Microsoft in
                                           June 1994 as General Manager of the Eastern Region. Before
                                           joining Microsoft, Ms. Gregg held various sales and
                                           consulting positions at IBM Corporation.*

                               Director       Principal Occupation, Other Business Experience
           Name            Age  Since        During the Past Five Years and Other Directorships
           ----            --- -------- -------------------------------------------------------------
Class II directors (terms
  expiring in 2003)

William O. Grabe           64    2002   Mr. Grabe has served as a Managing Member of General
                                        Atlantic Partners, LLC, a private equity investment firm
                                        focused on the information technology, process outsourcing and communications industries, since 1992. Prior to his
                                        affiliation with General Atlantic Partners, Mr. Grabe served as Vice President and General Manager for Marketing and
                                        Services at IBM Corporation. Mr. Grabe is also a director of
                                        Digital China Holdings Limited, Exact Holding N.V.,
                                        FirePond, Inc., Compuware Corporation and Gartner, Inc.+#

Joseph L. Mullen           50    1996   Mr. Mullen has served as Chief Executive Officer of
                                        Bottomline since August 2002 and as President since
                                        September 2000. From September 2000 to April 2001, Mr.
                                        Mullen also served as Chief Operating Officer of
                                        Bottomline. From July 1996 to September 2000, Mr. Mullen
                                        served as Executive Vice President of Operations of
                                        Bottomline. From July 1991 to July 1996, Mr. Mullen served as Vice President of Sales and Marketing of Bottomline.
                                        From 1977 to 1989, Mr. Mullen held a variety of positions at
                                        IBM Corporation, including Marketing Manager and
                                        Northeast Area Market Planning Manager.

James W. Zilinski          58    1994   Mr. Zilinski has served as President and Chief Executive
                                        Officer of Berkshire Life Insurance Company of America
                                        and as a director of its subsidiary, Berkshire Securities
                                        Corp., since 1995. From February 1995 to July 1995, Mr.
                                        Zilinski served as an independent consultant. From August
                                        1994 to January 1995, Mr. Zilinski served as President of the
                                        Investment Services Group of The BISYS Group, Inc., a
                                        provider of outsourcing services to financial institutions.
                                        Prior to August 1994, Mr. Zilinski served as Executive Vice
                                        President and Chief Marketing Officer of New England
                                        Mutual Life Insurance Company.+*#

Class III directors
  (terms expiring in 2004)

Daniel M. McGurl           66    1989   Mr. McGurl co-founded Bottomline in May 1989, and has
                                        served as Chairman of the Board of Directors of Bottomline since May 1989. From May 1989 to August 2002, Mr.
                                        McGurl also served as Chief Executive Officer of
                                        Bottomline and from May 1989 to September 2000, Mr.
                                        McGurl also served as President of Bottomline. From 1987
                                        to 1989, Mr. McGurl served as Senior Vice President of
                                        State Street Bank and Trust Company. Prior to 1987, Mr.
                                        McGurl held a variety of positions at IBM Corporation,
                                        including Director of Marketing Planning and Director of
                                        Far East Operations.

                    Director      Principal Occupation, Other Business Experience
     Name       Age  Since       During the Past Five Years and Other Directorships
     ----       --- -------- -----------------------------------------------------------

James L. Loomis 52    1989   Mr. Loomis co-founded Bottomline in May 1989. From
                             August 1998 to September 2000, Mr. Loomis served as
                             Senior Executive Advisor of Bottomline. From July 1996 to
                             August 1998, Mr. Loomis served as Executive Vice
                             President of Bottomline and from May 1989 to July 1996,
                             Mr. Loomis served as Vice President and Treasurer. Prior to
                             1989, Mr. Loomis held a variety of positions with the
                             Nashua Corporation, a manufacturer of imaging supply
                             products, including Director of International Finance and
                             Treasurer of a foreign subsidiary of that company.

--------
+ Member of compensation committee.
* Member of audit committee.
# Member of nominations and corporate governance committee.

   Pursuant to the terms of a stock purchase agreement dated as of January 8, 2002, between Bottomline and General Atlantic Partners, L.P., General Atlantic has the right to designate one person to serve on our board of directors so long as General Atlantic and its affiliates hold in the aggregate either (i) 5% of the outstanding shares of our common stock or (ii) 30% of the 2,700,000 shares of common stock purchased pursuant to the stock purchase agreement. We agreed to use our reasonable best efforts to have such director nominee elected to our board of directors, including causing officers of Bottomline who hold proxies (unless otherwise directed by the stockholder submitting such proxy) to vote such proxies in favor of the election of the designee. Mr. Grabe, a Class II director and a member of the compensation committee and nominations and corporate governance committee of our board of directors, was nominated as the director designee of General Atlantic to serve as a member of our board of directors until the 2003 annual meeting of stockholders.

Board of Directors and Committee Meetings

   Our board of directors held seven meetings, including by telephone conference, during fiscal 2002. The compensation committee of our board of directors held one informal meeting during fiscal 2002 to review and approve certain executive officer compensation items. The audit committee of our board of directors held eight meetings, including by telephone conference, during fiscal 2002. The nominations and corporate governance committee of our board of directors was established in August 2002 and, therefore, did not hold any meetings during fiscal 2002. All directors, other than Ms. Gregg, attended at least 75% of the meetings of our board of directors and the committees on which they served during the period that they served on our board of directors or such committees.

   The compensation committee of our board of directors, currently composed of Mr. Barry, Mr. Grabe and Mr. Zilinski, makes recommendations concerning salaries and incentive compensation for our employees and administers and grants stock options under our stock option plans to our executive officers. The audit committee of our board of directors currently consists of Mr. Barry, Ms. Gregg and Mr. Zilinski. See "Report of the Audit Committee of the Board of Directors." Our nominations and corporate governance committee, currently composed of Mr. Barry, Mr. Grabe and Mr. Zilinski, is responsible for nominating candidates for election to the board of directors and reviewing matters of corporate governance, such as director independence. The nominations and corporate governance committee considers suggestions from stockholders regarding possible candidates for membership to the board of directors. Such suggestions, together with appropriate biographical information, should be submitted to the corporate secretary of Bottomline.

Director Compensation

   All of our directors are entitled to reimbursement for expenses incurred to attend board of directors and committee meetings. In addition, our non-employee directors receive stock options under our 1998 Director

Stock Option Plan. The Director Stock Option Plan currently provides that each non-employee director will be granted an option to purchase 15,000 shares of common stock of the company on the date of his or her initial election to our board of directors, which will vest ratably over four years on each anniversary of the date of grant. In addition, each non-employee director, other than a director initially elected to the board of directors at the annual meeting of stockholders or at any time after the prior year's annual meeting, receives an option to purchase 7,500 shares of common stock of the company on the date of each annual meeting of stockholders. Such options vest annually upon the earlier of one year from the date of grant or the date immediately preceding the next annual meeting of stockholders, so long as the director remains a director of Bottomline. The exercise price per share of all options granted under the plan is the fair market value of a share of our common stock on the date of grant. In fiscal 2002, Mr. Grabe received an option to purchase 15,000 shares of common stock of the company upon his initial election to our board of directors and Mr. Barry, Ms. Gregg, Mr. Loomis and Mr. Zilinski each received an option to purchase 7,500 shares of common stock of the company.

Section 16(a) Beneficial Ownership Reporting Compliance

   Based solely on our review of copies of reports filed by reporting persons pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, or written representations from reporting persons that no Form 5 filing was required for such persons, we believe that, during fiscal 2002, all filings required to be made by our reporting persons were timely made in accordance with the requirements of the Securities Exchange Act of 1934. In fiscal 2001, a Form 4 on behalf of Mr. Leo Barry reporting the gift of shares of common stock of the company was not timely filed.

Executive Compensation

  Summary Compensation Table

   The following table sets forth certain information concerning the compensation for each of the last three fiscal years of (i) our chief executive officer and (ii) our three other most highly compensated executive officers who received annual compensation in excess of $100,000 during fiscal 2002, collectively, the "named executive officers."

                          Summary Compensation Table

                                               Annual Compensation           Long-Term Compensation
                                       ---------------------------------    --------------------
                                                                            Securities
                                Fiscal                       Other Annual   Underlying  All Other
Name and Principal Position      Year   Salary     Bonus    Compensation(1) Options(2) Compensation
---------------------------     ------ -------- --------    --------------- ---------- ------------
Daniel M. McGurl(3)............  2002  $270,000 $ 36,563        $    --      100,000     $ 4,562(4)
 Chief Executive Officer         2001  $270,000 $ 43,125        $    --      150,000     $ 5,753(4)
                                 2000  $250,000 $100,000        $    --       50,000     $ 3,616(4)

Joseph L. Mullen(3)............  2002  $235,000 $ 29,250        $    --      100,000     $ 4,606(4)
 President                       2001  $227,250 $ 34,500        $    --      175,000     $ 6,063(4)
                                 2000  $200,000 $ 80,000        $    --       50,000     $ 3,213(4)

Robert A. Eberle...............  2002  $220,000 $ 29,250        $    --      100,000     $ 4,606(4)
 Chief Financial Officer, Chief  2001  $220,000 $ 34,500        $    --      140,000     $ 5,875(4)
 Operating Officer, Executive    2000  $200,000 $ 80,000        $    --       50,000     $32,197(5)
 Vice President and Secretary

Peter S. Fortune(6)............  2002  $168,773 $ 48,565        $17,310(7)     4,000     $ 7,286(8)
 President of Bottomline Europe  2001  $120,100 $148,779(9)     $14,412(7)    40,000     $ 2,310(10)

--------
 (1)In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits have been omitted in those instances where such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for the named executive officer for the fiscal year.

 (2)The number of shares covered by stock options to purchase shares of our common stock granted during the fiscal year indicated.
 (3)In August 2002, Mr. Mullen also assumed the position of Chief Executive Officer of Bottomline. Mr. McGurl continues to serve as Chairman of the Board of Directors of Bottomline.
 (4)Consists primarily of contributions made to the named executive officer's account in our 401(k) plan.
 (5)Consists of a $4,900 contribution made to the named executive officer's account in our 401(k) plan and $27,297 of relocation and moving expenses.
 (6)Mr. Fortune joined Bottomline in August 2000 as President of our wholly owned subsidiary, Bottomline Technologies Limited (Bottomline Europe), which was formerly Checkpoint Holdings, Ltd.
 (7)Consists of a car allowance.
 (8)Consists of a $4,792 contribution made to the named executive officer's account in our group pension plan scheme in the United Kingdom and $2,494 in life and health insurance premiums paid on the executive officer's behalf.
 (9)Includes a bonus of $115,296 paid in connection with the successful closing of our acquisition of Checkpoint Holdings, Ltd.
(10)Consists of $2,310 in life and health insurance premiums paid on the executive officer's behalf.

  Stock Options

   The following table sets forth information for each of the named executive officers with respect to the grant of stock options to purchase shares of common stock of the company during fiscal 2002.

                       Option Grants During Fiscal 2002

                            Percent of                      Potential Realizable Value
                              Total                         at Assumed Annual Rates
                 Number of   Options                          of Stock Price
                 Securities Granted to Exercise             Appreciation for Option
                 Underlying Employees   or Base                   Term(3)
                  Options   in Fiscal  Price Per Expiration --------------------------
      Name       Granted(1)    Year    Share(2)     Date       5%           10%
      ----       ---------- ---------- --------- ----------   --------    ----------
Daniel M. McGurl  100,000      7.3%      $8.19    2/21/12   $515,065     $1,305,275
Joseph L. Mullen  100,000      7.3%      $8.19    2/21/12   $515,065     $1,305,275
Robert A. Eberle  100,000      7.3%      $8.19    2/21/12   $515,065     $1,305,275
Peter S. Fortune    4,000      0.3%      $3.96    9/17/11   $  9,962     $   25,245

--------
(1)The options granted to the named executives above are exercisable in installments over a four year period commencing one year after the date of grant, with 25% becoming vested one year after the date of grant and the remainder vesting in equal installments of 6.25% each quarter thereafter. Also see "Employment and Severance Agreements" below with respect to the accelerated vesting of options in connection with certain specified corporate events, such as a merger or acquisition, involving Bottomline.
(2)Options were granted at the fair market value determined as of the date of the grant, based on the closing price of a share of common stock of the company as reported on the Nasdaq National Market.
(3)Amounts that may be realized upon exercise of the options immediately before the expiration of their respective terms, assuming the specified compound rates of appreciation (5% and 10%) on the market value of our common stock on the date of the option grants over the term of the respective options. These numbers are calculated based on rules promulgated by the SEC and do not reflect our estimate of future stock price growth, if any. Actual gains, if any, on stock option exercises and common stock holdings are dependent, in part, on the timing of exercise and the future performance of our common stock.

  Fiscal Year-End Option Values

   The following table sets forth information for each of the named executive officers with respect to the exercise of options, if any, to purchase shares of our common stock during fiscal 2002 and the number and value of options outstanding as of the fiscal year ended June 30, 2002.

              Aggregated Option Exercises in Fiscal Year 2002 and
                         Fiscal Year-End Option Values

                                             Number of Shares      Value of Unexercised In-the-
                                           Underlying Options at       Money Options at
                   Shares                      June 30, 2002           June 30, 2002(1)
                 Acquired on    Value    ------------------------- ----------------------------
      Name        Exercise   Realized(2) Exercisable Unexercisable Exercisable   Unexercisable
      ----       ----------- ----------- ----------- ------------- -----------   -------------
Daniel M. McGurl       --           --     133,125      196,875     $124,000       $123,997
Joseph L. Mullen       --           --     147,188      207,812     $124,000       $124,000
Robert A. Eberle       --           --     162,002      233,000     $124,000       $124,000
Peter S. Fortune    6,250      $28,375       6,875       30,875     $  7,744       $ 43,639

--------
(1)Based on the closing price, $5.64, of a share of common stock of the company, as reported on the Nasdaq National Market on June 28, 2002, the last business day of the fiscal year, less the aggregate exercise price.
(2)Based on the closing price of a share of common stock of the company as reported on the Nasdaq National Market on the date of exercise less the aggregate exercise price.

Equity Compensation Plan Information

   The following table provides information about the securities authorized for issuance under our equity compensation plans as of June 30, 2002:

                                                (a)                   (b)                        (c)
                                      ----------------------- -------------------- -------------------------------
                                                                                        Number of securities
                                                                                   remaining available for future
                                      Number of securities to   Weighted-average        issuance under equity
                                      be issued upon exercise  exercise price of         compensation plans
                                      of outstanding options, outstanding options, (excluding securities reflected
            Plan Category             warrants and rights(1)  warrants and rights          in column (a))
            -------------             ----------------------- -------------------- -------------------------------
Equity compensation plans approved by
  security holders(2)................        4,793,623(3)            $12.00(3)                2,053,368(4)
Equity compensation plans not
  approved by security holders(5)....          831,882               $42.01                        None
                                             ---------               ------                   ---------
Total................................        5,625,505               $16.44                   2,053,368

--------
(1)This table excludes 113,620 shares of common stock issuable upon exercise of outstanding options assumed by us in connection with our acquisition of Flashpoint, Inc. in August 2000. The weighted average exercise price of the excluded options is $23.68.
(2)Consists of the following equity compensation plans: the Amended and Restated 1989 Stock Incentive Plan, the Amended and Restated 1997 Stock Incentive Plan, the 1998 Director Stock Option Plan (the "1998 Director Plan"), the 1998 Employee Stock Purchase Plan (the "1998 ESPP"), the 2000 Employee Stock Purchase Plan (the "2000 ESPP") and the 2000 Stock Incentive Plan. Shares of common stock are available for issuance only under the 1998 Director Plan, the 1998 ESPP, the 2000 ESPP and the 2000 Stock Incentive Plan.
(3)Excludes an aggregate of 522,933 shares issuable under the 2000 ESPP, including shares issuable in connection with the current offering period, under such plan; such shares are included in column (c) of the table. Currently, there are no outstanding options to purchase common stock of the company pursuant to the 1998 ESPP.

(4)Consists of 195,000 shares issuable under the 1998 Director Plan, 687,599 shares issuable under the 1998 ESPP and 522,933 shares issuable under the 2000 ESPP in connection with current and future offering periods under such plans and 647,836 shares currently issuable under the 2000 Stock Incentive Plan. In addition, under the 2000 Stock Incentive Plan, the number of shares issuable is automatically increased every July 1 by an amount equal to the lesser of (i) five million shares of common stock, (ii) a number of shares of common stock which, when added to the shares that remain available for grant under the 2000 Stock Incentive Plan, is equal to 12% of the outstanding shares on such date, and (iii) an amount determined by our board of directors. The 2000 Stock Incentive Plan provides for the issuance of incentive stock options, non-qualified stock options and restricted stock to our employees, officers, directors, consultants and advisors (and any individuals who have accepted an offer for employment).
(5)Consists of warrants issued to (i) Citibank, N.A. for the right to purchase an aggregate of 324,000 shares of common stock at an exercise price of $55.00 per share, which expire in April 2003, (ii) Nevada Bond Investment Corp. II for the right to purchase an aggregate of 307,882 shares of common stock at an exercise price of $38.00 per share, which expire in June 2003,
   (iii) 325 Corporate Drive II, LLC for the right to purchase an aggregate of 100,000 shares of common stock at an exercise price of $4.25 per share, which expire in October 2004, and (iv) the former shareholders of Checkpoint Holdings, Ltd. for the right to purchase an aggregate of 100,000 shares of common stock at an exercise price of $50.00 per share, which expire in August 2005. All such warrants were fully vested and exercisable upon their respective issuance. At June 30, 2002, none of these warrants had been exercised.

Report of the Compensation Committee on Executive Compensation

   This report is submitted by the compensation committee of our board of directors, which is responsible for making recommendations concerning salary and incentive compensation for our employees, and administering and granting stock options under our stock option plans to our executive officers. In addition, the compensation committee consults with our management regarding pension and other benefit plans and our compensation policies and practices.

  General Compensation Policy

   The compensation committee seeks to achieve the following three broad goals in connection with our executive compensation program:

  .  enable Bottomline to attract and retain qualified executives;

  . create a performance-oriented environment by rewarding executives for the achievement of Bottomline's business objectives and/or in an individual executive's particular area of responsibility; and

  . provide executives with equity incentives in Bottomline so as to link a portion of an executive's compensation with the performance of Bottomline's common stock.

  Components of Compensation

   To achieve these goals, the executive compensation program consists principally of the following three elements:

  .  base salary;

  .  cash bonuses; and

  . stock-based equity incentives in the form of participation in Bottomline's stock option plans.

  General Factors for Establishing Compensation

   The compensation committee reviews the executive compensation of industry peers with which Bottomline competes for employees to compare the competitiveness of Bottomline's executive compensation packages. In addition to reviewing industry compensation levels, the compensation committee also considers a number of other factors in establishing the components of each executive officer's compensation package, as summarized below.

  Base Salary

   Salaries for executive officers, including the chief executive officer, are generally determined on an individual basis by evaluating the following:

  . the executive's scope of responsibility, performance, prior employment experience and salary history;

  . Bottomline's financial performance, including increases in its revenues and profits, if any; and

  .  internal consistency within Bottomline's salary structure.

  Incentive Compensation

   The compensation committee considers payment of quarterly cash bonuses as part of the compensation packages of Bottomline's executive officers. Certain levels of company financial and operational performance must be achieved before any such bonuses can be earned by executive officers. In general, the compensation committee has tied potential bonus compensation to performance factors, including the executive officer's efforts and contributions towards obtaining Bottomline's objectives and overall growth. In determining the amounts of the aggregate amount of cash bonuses to be paid to the executive officers in fiscal 2002, including the chief executive officer, the compensation committee specifically considered the following achievements and the role played by the executive officer in accomplishing these achievements:

  . the successful completion of an equity transaction with funds affiliated with General Atlantic Partners, LLC, which generated gross proceeds of $17.3 million to Bottomline; and

  . Bottomline's improved operational performance in the second fiscal quarter of 2002.

  Long-term Incentive Compensation

   Stock options are an element of the compensation packages of Bottomline's executive officers, including the chief executive officer, because they provide an incentive to executives to maximize stockholder value and because they reward the executives only to the extent that stockholders of Bottomline also benefit. The compensation committee believes that it is to Bottomline's advantage to increase executive officers' interest in Bottomline's future performance, as these employees share the primary responsibility for Bottomline's management and growth. The value of the stock options is derived solely from appreciation of Bottomline's common stock. In order to promote a longer term management focus and to provide incentive for continued employment with Bottomline, stock option grants generally become exercisable over a three or four year period, with the exercise price being equal to 100% of the fair market value of Bottomline's common stock on the date of grant.

   The size of the option grant made to each executive officer is based upon the following factors:

  .  an evaluation of the executive's past performance;

  .  the total compensation being paid to the executive;

  . the anticipated value of the executive's contribution to Bottomline's future performance;

  .  the executive's scope of responsibility;

  .  the executive's current position with Bottomline;

  . the number of options awarded to the executive officer during previous fiscal years; and

  .  comparability with option grants made to other Bottomline executives.

   In fiscal 2002, stock options were granted under Bottomline's 2000 Stock Incentive Plan to Messrs. McGurl, Mullen, Eberle and Fortune. See "Option Grants During Fiscal 2002."

  Chief Executive Officer's Compensation

   Mr. McGurl served as our chief executive officer throughout fiscal 2002. In August 2002, Mr. Mullen, then our president, assumed the additional position of chief executive officer of Bottomline. In December 1998, Bottomline entered into an employment agreement with Mr. McGurl, which was subsequently amended in June 2001. Pursuant to his employment agreement, which is more fully described below, Mr. McGurl received a base salary of $270,000 for fiscal 2002. The compensation of our chief executive officer is based upon the same elements and measures of performance as is the compensation of Bottomline's other executive officers. In its determination to approve a cash bonus to Mr. McGurl of $36,563 in fiscal 2002, the compensation committee specifically considered the following:

  . the successful completion of an equity transaction with funds affiliated with General Atlantic Partners, LLC, which generated gross proceeds of $17.3 million to Bottomline; and

  . Bottomline's improved operational performance in the second fiscal quarter of 2002.

  Compliance with Internal Revenue Code Section 162(m)

   Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to its chief executive officer and its four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limitation if certain requirements are met. In particular, income recognized upon the exercise of a stock option is not subject to the deduction limitation, if, among other things, the option was issued under a plan approved by the stockholders and such plan provides a limit on the number of shares that may be issued under the plan to any individual. Based on the compensation awarded to our chief executive officer and our other named executive officers, it does not appear that the Section 162(m) limitation will have a significant impact on Bottomline in the near term. However, the committee reserves the right to use its judgment to authorize compensation payments that do not comply with the exemptions in Section 162(m) of the Internal Revenue Code when the committee believes that such payments are appropriate and in the best interests of the stockholders, after taking into account changing business conditions or the officer's performance.

   By the compensation committee of the board of directors of Bottomline Technologies (de), Inc.

                                          Joseph L. Barry, Jr.
                                          William O. Grabe (since February 2002)
                                          James W. Zilinski

Employment and Severance Agreements

  Messrs. McGurl, Mullen and Eberle

   We entered into an employment agreement with each of Messrs. McGurl and Mullen as of December 3, 1998 and with Mr. Eberle as of September 30, 1998. Each of these agreements was subsequently amended as of June 1, 2001. The provisions of each agreement are substantially the same. The term of the employment agreement is until the later of (a) December 3, 2003, in the case of Messrs. McGurl and Mullen, or, in the case of Mr. Eberle, September 30, 2003, or (b) 24 months after we experience a change in control.

   A change in control of Bottomline would occur if:

  . any person becomes the beneficial owner of 50% or more of the voting power of our outstanding securities;

  .  we are acquired through a merger;

  .  we are liquidated; or

  .  all or substantially all of our assets are sold.

   If the employee's employment is terminated either by the employee as a result of an involuntary termination or by us without cause (each as described below), then (a) all outstanding options held by the employee would become immediately exercisable in full, and (b) the employee would be entitled to receive a lump sum payment and continuation of benefits for a period of 12 months, in the case of Messrs. Mullen and Eberle, and for a period of 24 months in the case of Mr. McGurl. In the case of Messrs. Mullen and Eberle, the lump sum payment would equal one year's salary plus the maximum amount of bonus they were eligible to earn in the then current year. In the case of Mr. McGurl, the lump sum payment would equal two times the sum of his then annual salary plus the maximum amount of bonus he was eligible to earn in the then current year.

   An involuntary termination would occur if an employee's duties were terminated without cause, his benefits were reduced or he was demoted or relocated after a change in control.

   Cause means, prior to a change in control of Bottomline, the discharge of the employee resulting from:

  .  a felony conviction;

  .  failure to attend to material duties or obligations;

  . the breach of confidentiality, non-competition or similar obligations by the employee; or

  . an act or omission which would constitute a crime involving Bottomline's property.

   The second and third items specified above would not constitute cause after a change in control of Bottomline.

   If the employee's employment is terminated upon or after a potential change in control either by the employee as a result of an involuntary termination or by us without cause, all then outstanding options held by the employee would become immediately exercisable in full and the employee would be entitled to receive a lump sum payment and continuation of benefits for a period of 24 months. In the case of Mr. Mullen and Mr. Eberle, the lump sum payment would equal two times the sum of the employee's then annual salary plus the maximum amount of bonus he was eligible to earn in the then current year. In the case of Mr. McGurl, the lump sum payment would equal three times the sum of his then annual salary plus the maximum amount of bonus he was eligible to earn in the then current year.

   A potential change in control of Bottomline would occur if:

  .  we enter into an agreement that would cause a change in control;

  . any person publicly announces an intention to take any action which, if consummated, would constitute a change in control; or

  .  our board of directors adopts a resolution approving a change in control.

   Each of the employment agreements also provides that, in the event of a change in control, we would pay any excise tax which the employee would be liable for under Section 4999 of the Internal Revenue Code as a result of having received the severance benefits, as well as the amount necessary to pay all additional taxes imposed on the respective employee attributable to having received the severance benefits. Pursuant to their respective employment agreements, in fiscal 2002, Mr. McGurl was paid an annual base salary of $270,000, Mr. Mullen was paid an annual base salary of $235,000 and Mr. Eberle was paid an annual base salary of $220,000. Based upon the recommendations of the compensation committee, and as more fully described above, in fiscal 2002, Mr. McGurl received a bonus of $36,563 and Messrs. Mullen and Eberle each received a bonus of $29,250.

   In addition, following termination of their respective employment other than for "cause", options then held by each of Messrs. McGurl, Mullen and Eberle would automatically vest in full and would be exercisable for a period of two years (or the remainder of the option term if less than two years) after the date of termination. However, this automatic vesting of options would not apply to any options granted prior to June 1, 2001 with an exercise price of less than $6.76 per share.

  Mr. Fortune

   We are party to a service agreement with Mr. Fortune dated as of March 11, 1999, which we assumed in connection with our acquisition of Checkpoint Holdings, Ltd., which is now our wholly owned subsidiary, Bottomline Technologies Limited (Bottomline Europe). The service agreement remains in effect, absent incapacity or our termination for cause, until terminated by at least 12 months' written notice by us or Mr. Fortune. We also have the right to terminate the agreement on less than 12 months' written notice, but we are required to pay Mr. Fortune his salary and other contractual benefits under the service agreement for the 12-month notice period. If the agreement is terminated for incapacity or cause, we are not required to pay Mr. Fortune any compensation other than accrued compensation.

   For purposes of Mr. Fortune's service agreement, "cause" means the discharge of the employee resulting from, among other things:

  .  a felony conviction;

  .  the failure to attend to material duties or obligations; or

  . the deliberate discrimination or harassment on grounds on race, sex or disability.

   Pursuant to the service agreement, Mr. Fortune was paid an annual base salary of $168,773 in fiscal 2002. In accordance with a bonus plan setting forth certain financial and operational goals, in fiscal 2002, Mr. Fortune received a bonus of $48,565. Mr. Fortune also received a car allowance of $17,310 in fiscal 2002 pursuant to the service agreement.

   Pursuant to the service agreement, Mr. Fortune also agreed not to compete with the company for a period of 12 months after the termination of his employment within the United Kingdom in any business which is competitive with the company's business and with which Mr. Fortune had been involved with during the 12 months immediately preceding the termination of the agreement. In addition, Mr. Fortune also agreed that during this 12-month period, he would not solicit the company's customers or other employees.

Compensation Committee Interlocks and Insider Participation

   The current members of the compensation committee of our board of directors are Messrs. Barry, Grabe and Zilinski. No executive officer of Bottomline has served as a director or member of the compensation committee of any other entity whose executive officers served as a director or member of our compensation committee.

Audit Committee of the Board of Directors

   The audit committee of our board of directors is composed of three members and acts under a written charter first adopted and approved by our board of directors on June 14, 2000. Each of the members of the audit committee are independent directors, as defined by its charter and the rules of The Nasdaq Stock Market. We filed this charter as an appendix to our proxy statement for the fiscal year ended June 30, 2001.

Report of the Audit Committee of the Board of Directors

   The Audit Committee oversees the Company's financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

   The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board, including Independent Standards Board No. 1, and considered the compatibility of non-audit services with the auditors' independence.

   The Committee discussed with the Company's independent auditors the overall scope and plans for their respective audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held eight meetings, including by telephone conference, during fiscal year 2002.

   In reliance on the reviews and discussions referred to above, the Committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2002 for filing with the Securities and Exchange Commission. The Committee and the board of directors have also recommended, subject to stockholder ratification, the selection of the Company's independent auditors for the fiscal year ending June 30, 2003.

   By the audit committee of the board of directors of Bottomline Technologies
(de), Inc.

                                          Joseph L. Barry, Jr.
                                          Dianne Gregg
                                          James W. Zilinski

Independent Auditors Fees and Other Matters

  Audit Fees

   Ernst & Young LLP billed us an aggregate of $349,750 in fees for professional services rendered in connection with the audit of our financial statements for the most recent fiscal year and the reviews of the financial statements included in each of our quarterly reports on Form 10-Q during the fiscal year ended June 30, 2002.

  Financial Information Systems Design and Implementation Fees

   Ernst & Young LLP did not bill us for any professional services rendered to us and our affiliates for the fiscal year ended June 30, 2002 in connection with the design and implementation of financial information systems, the operation of information systems or the management of local area networks.

  All Other Fees

   Ernst & Young LLP billed us an aggregate of $222,500 in fees for other services rendered to the company and its affiliates for the fiscal year ended June 30, 2002, primarily for services rendered in connection with corporate income tax planning and tax compliance matters.

Stock Performance Graph

                                          [CHART]

                                        2/12/99   6/99    6/00    6/01
6/02
                                        -------  ------  ------  -----
-----
BOTTOMLINE TECHNOLOGIES(de), INC.        100.00  258.93  167.02  26.38
27.60
NASDAQ STOCK MARKET (U.S.)               100.00  115.71  171.07  92.74
63.19
NASDAQ COMPUTER & DATA PROCESSING INDEX  100.00  114.48  161.72  87.72
54.53

   The stock performance graph above compares the percentage change in cumulative stockholder return on the common stock of the company for the period from February 12, 1999, the first day of trading of our common stock, through June 30, 2002, with the cumulative total return on the Nasdaq Stock Market (U.S.) and Nasdaq Computer & Data Processing Index.

   This graph assumes the investment of $100.00 in our common stock (at the closing price of our common stock on February 12, 1999), the Nasdaq Stock Market (U.S.) and Nasdaq Computer & Data Processing Index on February 12, 1999, and assumes dividends, if any, are reinvested.

                                        February 12, June 30, June 30, June 30, June 30,
                                            1999       1999     2000     2001     2002
                                        ------------ -------- -------- -------- --------
Bottomline Technologies (de), Inc......   $100.00    $258.93  $167.02   $26.38   $27.60
Nasdaq Stock Market (U.S.).............   $100.00    $115.71  $171.07   $92.74   $63.19
Nasdaq Computer & Data Processing Index   $100.00    $114.48  $161.72   $87.72   $54.53

       PROPOSAL 2--RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

   Our board of directors has selected Ernst & Young LLP as our auditors for the current fiscal year, subject to ratification by our stockholders at the annual meeting. If our stockholders do not ratify the selection of Ernst & Young LLP, our board of directors will reconsider the matter. A representative of Ernst & Young LLP, which served as our auditors for fiscal 2002, is expected to be present at the annual meeting to respond to appropriate questions and to make a statement if he or she so desires.

                 STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

   Any proposal that a stockholder intends to present at the 2003 annual meeting of stockholders must be submitted to our principal executive offices at 325 Corporate Drive, Portsmouth, New Hampshire 03801, Attention: Corporate Secretary, no later than June 26, 2003 in order to be considered for inclusion in the proxy statement relating to the 2003 annual meeting of stockholders.

   The persons named in the enclosed proxy will have discretionary authority to vote on any matter proposed by a stockholder for consideration at the annual meeting that is not included in this proxy statement and on any matter proposed by a stockholder for consideration at the 2003 annual meeting of stockholders that is not included in the proxy statement for that meeting if we have not received notice of the proposal by September 22, 2003.

                        HOUSEHOLDING OF PROXY STATEMENT

   Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a copy of either document to you if you call or write us at the following address or phone number: Bottomline Technologies (de), Inc., 325 Corporate Drive, Portsmouth, New Hampshire 03801, Attention: Corporate Secretary, (603) 436-0700. If you would like to receive separate copies of the annual report and proxy statement in the future, or if you are interested in receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

                                 OTHER MATTERS

   Our board of directors knows of no other business that will be presented for consideration at the annual meeting other than that described above. However, if any other business should come before the annual meeting, it is the intention of the persons named in the enclosed proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

   We will bear the costs of soliciting proxies. In addition to solicitations by mail, our directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, telegraph, facsimile and personal interviews. We will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies. We will reimburse brokerage houses and other persons for their reasonable expenses in connection with this distribution.

   We urge you to attend the annual meeting in person. However, in order to make sure that you are represented at the annual meeting, we also urge you to complete, sign and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. Stockholders who attend the meeting may vote their stock personally even though they have sent in their proxies.

                                          By order of the Board of Directors,

                                          /s/  DANIEL M. MCGURL

                                          Daniel M. McGurl
                                          Chairman of the Board of Directors

October 25, 2002
Portsmouth, New Hampshire

                                      PROXY

                       BOTTOMLINE TECHNOLOGIES (de), INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                                November 21, 2002

This Proxy is solicited on behalf of the Board of Directors of Bottomline Technologies (de), Inc. (the "Company")

         The undersigned, having received notice of the annual meeting of stockholders and the proxy statement therefor and revoking all prior proxies, hereby appoint(s) Daniel M. McGurl, Robert A. Eberle and John A. Burgess (with full power of substitution), as proxies of the undersigned, to attend the annual meeting of stockholders of the Company to be held on Thursday, November 21, 2002, and any adjourned or postponed session thereof, and there to vote and act as indicated upon the matters on the reverse side in respect of all shares of common stock which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

         Attendance of the undersigned at the annual meeting of stockholders or at any adjourned or postponed session thereof will not be deemed to revoke this proxy unless the undersigned affirmatively indicate(s) thereat the intention of the undersigned to vote said shares of common stock in person. If the undersigned hold(s) any of the shares of common stock in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

Please vote, date and sign on reverse side and return promptly in the enclosed postage pre-paid envelope.

Has your address changed?                     Do you have any comments?


-----------------------------------           ----------------------------------

-----------------------------------           ----------------------------------

-----------------------------------           ----------------------------------


                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE


SEE REVERSE SIDE                                                SEE REVERSE SIDE

                                   DETACH HERE

 [X] Please mark votes as in this example.

     The shares of common stock of Bottomline Technologies (de), Inc. represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to any proposal specified herein, this proxy will be voted FOR the proposal.

     1. To elect the following people as Class I directors for the ensuing three years:

         Joseph L. Barry, Jr.
         Robert A. Eberle
         Dianne Gregg

         FOR ALL NOMINEES [ ]       WITHHOLD [ ]



         FOR ALL EXCEPT [ ]___________________________________________________
           Instruction: For all nominees except as noted above (write nominee(s) name in the space provided above).

     2. To ratify the selection of Ernst & Young LLP as the Company's independent auditors for the current fiscal year.

         FOR             AGAINST          ABSTAIN
         [ ]               [ ]              [ ]

 [ ] MARK HERE FOR ADDRESS CHANGE AND NOTE ON REVERSE SIDE

Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name by authorized person.

Please be sure to sign and date this proxy below.

Stockholder(s) sign here:                   Date:


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